  EXHIBIT 10.4

HANG WITH, INC.

SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
PURCHASE AGREEMENT

This Series A Convertible Participating Preferred Stock Purchase Agreement (the “Agreement”) is entered into as of this 7th day of October, 2016, by and among Hang With, Inc., a Nevada corporation (the “Company”), and Friendable, Inc., a Nevada corporation (the “Purchaser”).
Recitals
Whereas, the Company has authorized the sale and issuance of an aggregate of up to Five Million (5,000,000) shares of its Series A Convertible Participating Preferred Stock with par value of $0.001 per share (the “Preferred Stock”);
Whereas, Purchaser desires to purchase 330,397 shares of Preferred Stock (the “Shares”) at a price per share of $2.27 for an aggregate purchase price of $750,000 on the terms and conditions set forth herein; and
Whereas, the Company desires to issue and sell the Shares to the Purchaser on the terms and conditions set forth herein.
Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
Section 1.
Agreement to Sell and Purchase.
1.1           Authorization of Shares. On or prior to the first Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchaser of the Shares and (ii) the issuance of such shares of common stock of the Company, $.001 par value (the “Common Stock”), to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 14, 2014 (the “Articles”).
1.2           Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, an aggregate of 330,397 Shares at a purchase price of $2.27 per share for an aggregate purchase price of $750,000. The Purchaser paying the $750,000 aggregate purchase price to the Company is conditional upon investors purchasing the Purchaser’s securities for an aggregate purchase price of $1,615,000 pursuant to a securities purchase agreement of even date herewith entered into between the Purchaser and such investors. In addition, as detailed in Section 2.2, the Company will issue one hundred thousand (100,000) shares of Common Stock to the Purchaser at the first Closing.

Section 2.
Closing, Delivery and Payment.
2.1           Closing. The three closing of the sale and purchase of the Shares as well as the issuance of one hundred thousand (100,000) shares of Common Stock to the Purchaser (each, a “Closing”) shall take place at such times and places as the Company and Purchaser may mutually agree (each such date is hereinafter referred to as a “Closing Date”).
2.2           Delivery.
(a)           At the first Closing, on the date hereof, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate made out in the name of Purchaser (or trust or entity controlled by Purchaser as directed by Purchaser) for an aggregate total of 99,118 shares of Preferred Stock and Purchaser shall pay the Company, by check or wire transfer made payable to the order of the Company the sum of Two Hundred Twenty Five Thousand Dollars ($225,000). In addition, the Company will issue one hundred thousand (100,000) shares of Common Stock to the Purchaser at the first Closing as compensation as part of the software license and software development agreements that the Purchaser plans on entering into with the Company (the “Compensation Stock”). For the avoidance of doubt, the issuance of the Compensation Stock is in addition to the 154,185 shares of Preferred Stock to be issued at the first Closing.
(b)           At the second Closing, which will take place, subject to the terms and conditions hereof, after the Purchaser receives financing sufficient to pay the Company, by check or wire transfer made payable to the order of the Company the sum of One Hundred Seventy Five Thousand Dollars ($175,000) but in no event earlier than November 3, 2016, the Company will deliver to the Purchaser a certificate made out in the name of Purchaser (or trust or entity controlled by Purchaser as directed by Purchaser) for an aggregate total of 77,093 shares of Preferred Stock and Purchaser shall pay the Company, by check or wire transfer made payable to the order of the Company the sum of One Hundred Seventy Five Thousand Dollars ($175,000).
(c)           At the third Closing, which will take place, subject to the terms and conditions hereof, after the Purchaser receives financing sufficient to pay the Company, by check or wire transfer made payable to the order of the Company the sum of One Hundred Seventy Five Thousand Dollars ($175,000) but in no event earlier than December 5, 2016, the Company will deliver to the Purchaser a certificate made out in the name of Purchaser (or trust or entity controlled by Purchaser as directed by Purchaser) for an aggregate total of 77,093 shares of Preferred Stock and Purchaser shall pay the Company, by check or wire transfer made payable to the order of the Company the sum of One Hundred Seventy Five Thousand Dollars ($175,000).
(c)           At the fourth Closing, which will take place, subject to the terms and conditions hereof, after the Purchaser receives financing sufficient to pay the Company, by check or wire transfer made payable to the order of the Company the sum of One Hundred Seventy Five Thousand Dollars ($175,000) but in no event earlier than January 4, 2017, the Company will deliver to the Purchaser a certificate made out in the name of Purchaser (or trust or entity controlled by Purchaser as directed by Purchaser) for an aggregate total of 77,093 shares of Preferred Stock and Purchaser shall pay the Company, by check or wire transfer made payable to the order of the Company the sum of One Hundred Seventy Five Thousand Dollars ($175,000).

Section 3.
Representations and Warranties of the Company.

Except as set forth on any Schedule of Exceptions delivered to the Purchaser, the Company hereby represents and warrants to Purchaser as follows:
3.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to issue the Compensation Stock and to carry out the provisions of this Agreement and the Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.
3.2           Capitalization; Voting Rights.
(a)           The authorized capital stock of the Company, immediately prior to the first Closing, will consist of (a) seventy five million (75,000,000) shares of Common Stock, thirteen million four hundred nineteen thousand nine hundred sixteen (13,419,916) shares of which are issued and outstanding, three million eight hundred seventy-three thousand eight hundred fifty three (3,873,853) shares of which are currently reserved for issuance pursuant to outstanding option agreements, and one million one hundred twenty-six thousand one hundred forty seven (1,126,147) shares of which will be reserved in the future for issuance to key employees, consultants and others affiliated with the Company pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Company’s Board of Directors and (b) twenty million (20,000,000) shares of Preferred Stock, five million (5,000,000) of which are designated Series A Convertible Participating Preferred Stock, two hundred sixty four thousand three hundred sixteen (264,316) of which are issued and outstanding. All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(b)          Under the Company’s 2013 Equity Compensation Plan and 2014 Equity Compensation Plan (collectively, the “Plans”): (i) there are 3,873,853 options currently outstanding, and (ii) 1,126,147 shares of Common Stock remain available for future issuances to officers, directors, employees and consultants of the Company. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with any share amounts and terms set forth in the Company’s board minutes.
(c)           Other than (i) the 3,873,853 options currently outstanding, (ii) the 1,126,147 shares reserved for issuance under the Plans, (iii) two Promissory Notes for a total of $200,000 plus interest convertible into shares of Common Stock at a price per share of $1.50, and (iv) the conversion privileges of the Series A Preferred Stock, and except as may be granted pursuant to, or referred to in, this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d)           The rights, preferences, privileges and restrictions of the Shares and the Compensation Stock are as stated in the Articles. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Articles, the Shares, the Conversion Shares, and the Compensation Stock will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon the Purchaser; and (ii) any right of first refusal set forth in the Company’s Bylaws; provided, however, that the Shares, the Conversion Shares, and the Compensation Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares and the issuance of the Compensation Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
(e)           No stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or to the knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code.
3.3           Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at each Closing and the authorization, sale, issuance and delivery of the Shares and issuance of the Compensation Stock pursuant hereto and the Conversion Shares pursuant to the Articles has been taken or will be taken prior to each Closing. The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares and the issuance of the Compensation Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
3.4           Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

3.5           Liabilities.  The Company has no material liabilities and, to the best of its knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business that have not been, either in any individual case or in the aggregate, materially adverse.
3.6           Agreements; Action.
(a)           Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.
(b)           There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company (other than obligations of, or payments to, the Company arising in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf” or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(c)           The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.
3.7           Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or, to the best of the Company’s knowledge, key employees, stockholders, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.8           Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.
3.9           Patents and Trademarks.
(a) The Company owns the trademark rights to the names "Hang With" and “Hang W/” (the "Trademarks") and owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted (the "Intellectual Property Rights"), without any known infringement of the rights of others.
(b) There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.
(c) The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.
(d) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.
(e) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. To the Company's knowledge, the Company has taken all necessary and appropriate steps to maintain and protect the Company's Trademark and Intellectual Property Rights.

(f) To the best of Company’s knowledge, the owners of any Intellectual Property Rights licensed, optioned or assigned to the Company have taken all necessary and appropriate steps to maintain and protect the Intellectual Property Rights that are subject to such licenses, options or assignments. To the best of Company’s knowledge, no Person other than the Company has used, disclosed or appropriated the Company’s Trademark or Intellectual Property Rights except for the benefit of the Company.
(g) The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, the Company's Trademarks or Intellectual Property Rights. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any third party intellectual property right or the Company's Trademarks or Intellectual Property Rights including, without limitation, in-licensed Intellectual Property Rights.
(h) To the Company’s knowledge, there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of the Company's Trademarks or Intellectual Property Rights, and to the best of Company’s knowledge, there are no valid grounds for the same. The Company has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Company's Trademarks or Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party).
3.10          Compliance with Other Instruments. The Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the related agreements, and the issuance and sale of the Shares and the issuance of the Compensation Stock pursuant hereto and of the Conversion Shares pursuant to the Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.
3.11             Litigation. There is no action, suit, proceeding or investigation pending or to the Company’s knowledge currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.12             Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before each Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.
3.13             Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.
3.14             Obligations of Management. Except for the Company’s chief financial officer who is paid on an hourly basis and used when needed, each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company and/or to its parent company. Except for the Company’s chief financial officer, the Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company and/or its parent/affiliate company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.
3.15             No Excluded Works or Inventions. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof and the Company will use its best efforts to prevent any such violation.

3.16              Registration Rights. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.
3.17                Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares or the Compensation Stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after each Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.
3.18                Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.
3.19                Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Shares, the issuance of the Compensation Stock, and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares or the Compensation Stock to any person or persons so as to bring the sale of such Shares and the issuance of the Compensation Stock by the Company within the registration provisions of the Securities Act or any state securities laws.

3.21             Information. The Company has provided the Purchaser with all information requested by the Purchaser in connection with his decision to purchase the Shares. To the Company’s knowledge, neither this Agreement nor the exhibits hereto (if any) contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein not misleading.
Section 4.
Representations and Warranties of the Purchaser

Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):
4.1           Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All actions on the part of the Purchaser required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to each Closing. Upon execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.
4.2           Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares nor the Compensation Stock have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold and the Compensation Stock is being issued pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:
(a)           Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) or the Compensation Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares, the Compensation Stock, or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares or the Compensation Stock under the circumstances, in the amounts or at the times Purchaser might propose.
(b)           Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares and the Compensation Stock for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)           Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s or advisor’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.
(d)           Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.
(e)           Rule 144. Purchaser acknowledges and agrees that the Shares and the Compensation Stock, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.
(f)           Company Information. Such Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and believes that such Purchaser has received all of the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.
(g)           Legends. It is understood that the certificates evidencing the Preferred Stock (and the Conversion Stock) may bear a legend similar to following:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF”

Section 5.
Conditions to Closing; Covenants.
5.1           Conditions to Purchaser’s Obligations at each Closing. Purchaser’s obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each Closing, of the following conditions:
(a)           Representations and Warranties True. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of each Closing Date.

(b)           Performance of Obligations. The Company shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Company on or before each Closing, and the Articles shall continue to be in full force and effect as of each Closing Date.
(c)           Legal Investment. On each Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares and the issuance of the Compensation Stock shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.
(d)           Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to each Closing).
(e)              Proceedings. All corporate and other proceedings in connection with the transactions contemplated at each Closing hereby shall be reasonably satisfactory in substance and form to the Purchaser and their counsel.
(f)          Secretary’s Certificate. Purchaser shall have received from the Company’s Secretary a certificate having attached thereto (i) the Company’s Articles as in effect at the time of each Closing, (ii) the Company’s Bylaws as in effect at the time of each Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) a true and correct list of the members of the Company’s Board of Directors and a true an correct list of the Company’s officers, (v) resolutions approved by the Company’s stockholders authorizing the filing of the Articles; (vi) a pre-closing and post-closing capitalization table, and (vii) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Nevada and any other jurisdiction in which the Company is qualified to do business, dated a recent date before each Closing.
5.2           Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing and issue the Compensation Stock at the first Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:
(a)           Representations and Warranties True. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of each Closing, with the same force and effect as if they had been made on and as of said date.
(b)           Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before each Closing.
(c)           Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to each Closing).

Section 6.
Affirmative Covenants of the Company.
The Company agrees with the Purchaser as follows:
(a)           Financial Information. The Company will deliver to the Purchaser, within one hundred and eighty (180) days after the end of each fiscal year, annual unaudited financial statements.
(b)           Rights of Inspection. Subject to the execution of a confidentiality agreement, and in addition to any rights provided to a shareholder under Nevada law, Purchaser shall have the right, no more than two (2) times each fiscal year, to visit and inspect any of the properties of the Company and the books and records of the Company (on at least 48 hours’ prior written notice to the Company) and to discuss its affairs, finances and accounts with its officers, at such reasonable times during normal business hours as may be reasonably requested.
(c)           Confidentiality. Any information provided to Purchaser under this Section 6, as well as the terms and conditions of this Agreement itself, shall be deemed to be confidential information of the Company, and Purchaser shall not disclose such information to any third parties. Notwithstanding the foregoing, if Purchaser is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose any such information, or if Purchaser is served or otherwise becomes aware of a motion or similar request that such an order is to be issued, then Purchaser will not be liable to the Company for disclosure of the information required by such order if Purchaser shall (a) promptly notify the Company of the motion or order by the most expeditious means possible; and (b) join or agree to (or at a minimum shall not oppose) a motion or similar request by the Company for an order protecting the confidentiality of the information covered by such order. In addition, the Board of Directors, in its sole discretion, may determine that certain information to be delivered hereunder is competitively sensitive information and may refuse to deliver such information to Purchaser if Purchaser is deemed by the Board to be a competitor or potential competitor of the Company.
(d)           Termination.  The rights and obligations of Purchaser under this Section 6 shall terminate upon the earlier to occur of (i) the transfer of all of the Shares and the Compensation Stock owned by Purchaser; and (ii) the consummation by the Company of an initial public offering of its Common Stock.
(e)           Anti-Dilution Protection. For the avoidance of doubt, the Purchaser shall have all of the anti-dilution protection included in Section B.5 of Article FOURTH of the Articles.
Section 7.
Miscellaneous.
7.1           Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to principles of conflict of laws.
7.2           Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares or the Compensation Stock from time to time.
7.4           Entire Agreement. This Agreement, and any Exhibits and Schedules hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
7.5           Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
7.6           Amendment and Waiver.
(a)           This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Preferred Stock (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).
(b)           The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Preferred Stock (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).
7.7           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Purchaser’s part of any breach, default or noncompliance under this Agreement or under the Articles or any waiver on such party’s part of any provisions or conditions of the Agreement or the Articles must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the Articles, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
7.8           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the addresses as set forth on the signature page hereof or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

7.9           Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
7.10         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
7.11          Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.11 being untrue.
7.12           Expenses. Each party hereto shall pay their own costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of the Agreement.
7.13          Exculpation. Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares, Conversion Shares, and the Compensation Stock.
7.14            Indemnification. The Company hereby agrees to defend, indemnify, and hold harmless Purchaser and each of Purchaser’s employees, agents, attorneys, representatives, and affiliates, harmless from and against any and all losses, liabilities, claims, demands, judgments, costs and expenses (including attorneys’ fees and actual costs and expenses) arising out of or related to: (i) the breach or failure of the Company's obligations, representations, warranties and/or covenants under this Agreement; or (ii) the Company's negligence, recklessness, or willful misconduct in connection with or relating to the performance of any of its services.
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In Witness Whereof, the parties hereto have executed the Series A Convertible Participating Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.
COMPANY: Hang With, Inc.
Address: Attn: Andrew Maltin 7 Studebaker Irvine, CA 92618

By:	/s/ Andrew Maltin
Name: Andrew Maltin
Title: CEO

PURCHASER: FRIENDABLE, INC.

By:	/s/ Robert Rositano
Name: Robert Rositano
Title: CEO
Address:

1821 S Bascom Ave., Suite 353
Campbell, CA 95008